                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                       PRESIDENTIAL REALTY CORPORATION
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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

                        PRESIDENTIAL REALTY CORPORATION
                              180 SOUTH BROADWAY,
                            WHITE PLAINS, N.Y. 10605
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 2001
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PRESIDENTIAL REALTY CORPORATION has been called for and will be held at 2:00 P.M., New York Time, on Thursday, June 14, 2001 at the Marriott Residence Inn, 5 Barker Avenue, White Plains, New York, for the following purposes:

          1. To elect, by vote of the Class A shares, 4 directors of the Company to serve for the ensuing year;

          2. To elect, by vote of the Class B shares, 2 directors of the Company to serve for the ensuing year; and

          3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 24, 2001 are entitled to notice of and to vote at the meeting.

     Stockholders are cordially invited to attend the meeting in person. If you are not able to do so and wish your stock voted, you are requested to complete, sign and date the accompanying proxy or proxies and promptly return the same in the enclosed stamped envelope. The proxy for Class A stock is blue and the proxy for Class B stock is white. If you hold both classes of stock please make sure that you send in both proxies.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS

                                          ROBERT E. SHAPIRO
                                          Chairman of the Board of Directors

Dated: April 27, 2001

                        PRESIDENTIAL REALTY CORPORATION
                180 SOUTH BROADWAY, WHITE PLAINS, NEW YORK 10605
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the management of PRESIDENTIAL REALTY CORPORATION of proxies to be used at the Annual Meeting of Stockholders of the Company to be held June 14, 2001, and at any adjournment thereof. If proxies in the accompanying form are properly executed and returned, the shares represented thereby will be voted as instructed in the proxy. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the meeting and requesting to vote in person.

     Only stockholders of record as of the close of business on April 24, 2001 will be entitled to vote.

     The distribution of this Proxy Statement and the enclosed form of Proxy to stockholders will commence on or about April 27, 2001. The Company's annual report to stockholders for 2000, including financial statements, is being mailed to stockholders with this Proxy Statement.

     As of March 30, 2001, there were outstanding and entitled to vote at the Annual Meeting 478,733 shares of the Company's Class A Common Stock (held by approximately 163 holders of record) and 3,232,099 shares of the Company's Class B Common Stock (held by approximately 668 holders of record). The Company is authorized to issue 700,000 Class A shares and 10,000,000 Class B shares. The holders of the Class A Common Stock have the right at all times to elect two-thirds of the membership of the Board of Directors of the Company, and the holders of the Class B Common Stock have the right at all times to elect one-third of the membership of the Board of Directors of the Company. All directors, once elected, have equal authority and responsibility. On all other matters, the holders of the Class A Common Stock and the holders of the Class B Common Stock have one vote per share for all purposes. However, no action may be taken which would alter or change the special rights or powers given to either class of Common Stock so as to affect such class adversely, or which would increase or decrease the amount of the authorized stock of such class, or increase or decrease the par value thereof, except upon the affirmative vote of the holders of the requisite majority of the outstanding shares of the class of stock so affected.

     Accordingly, the Class A shares will vote as a class for the election of four Directors of the Company to serve for the ensuing year (Proposal No. 1 on the accompanying Notice of Annual Meeting), and for this purpose each Class A share will be entitled to one vote. The Class B shares will vote as a class for the election of two directors of the Company for the ensuing year (Proposal No. 2 on the accompanying Notice of Annual Meeting), and for this purpose each Class B share will be entitled to one vote.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS BY CLASS A STOCKHOLDERS

     It is intended that proxies in the accompanying form as received from the holders of Class A Common Stock will be voted in favor of the four persons listed below, each of whom is at present a director, as directors for the ensuing year. If for any reason any of these nominees becomes unable to accept nomination or election, it is intended that such proxies will be voted for the election, in his place, of any substituted nominee as management may recommend, and of the other nominees listed. The management, however, has no reason to believe that any nominee will be unable or unwilling to serve as director. The directors so elected will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and have qualified.

                                                           FIRST          CLASS A        CLASS B
                                                      BECAME DIRECTOR      COMMON         COMMON
                                     OCCUPATION OR    OF PRESIDENTIAL   BENEFICIALLY   BENEFICIALLY   PERCENTAGE OF ALL
                                       PRINCIPAL          OR ITS         OWNED AND      OWNED AND     OUTSTANDING STOCK
                                       EMPLOYMENT       PREDECESSOR      PERCENTAGE     PERCENTAGE     (CLASS A AND B)
     NAME AND AGE OF DIRECTOR       FOR PAST 5 YEARS      COMPANY       OF CLASS(1)    OF CLASS(1)        COMBINED
     ------------------------       ----------------  ---------------   ------------   ------------   -----------------
Robert Feder (70).................  Partner, Cuddy &       1981               916*        25,135*               *
                                    Feder & Worby,
                                    Attorneys
Jeffrey F. Joseph (59)**..........  President of           1993           198,735(2)      64,000(3)         (7.0)
                                    Presidential                            (41.5)          (1.9)
Robert E. Shapiro (83)**..........  Chairman of the        1961              None         41,744            (1.1)
                                    Board of                                                (1.3)
                                    Directors of
                                    Presidential
Joseph Viertel (85)**.............  Director and           1961             3,000*         6,000*
                                    Chairman of the
                                    Executive
                                    Committee of
                                    Presidential.

---------------
 *  Less than 1% of the class of stock

**  Member of the Executive Committee of the Board of Directors

(1) These figures, based on information as of March 30, 2001, include 124 shares of Class A Common Stock and 27,781 shares of Class B Common Stock of Presidential held in trust or in the names of wives, the beneficial ownership of which is disclaimed by the respective Directors. Each of the owners of the shares set forth in the table has the sole voting and investment power over such shares except that such owner has no voting or investment power over shares the beneficial ownership of which is disclaimed.

(2) These shares are owned by Pdl Partnership, a general partnership in which Mr. Joseph has a 20% partnership interest. See Principal Holders of Securities below.

(3) Includes presently exercisable options to purchase 24,000 shares of Class B Common Stock.

    Robert E. Shapiro and Joseph Viertel are brothers.

ELECTION OF DIRECTORS BY CLASS B STOCKHOLDERS

     It is intended that proxies in the accompanying form as received from the holders of Class B Common Stock will be voted in favor of the two persons listed below, each of whom is at present a director, as directors for the ensuing year. If for any reason any of these nominees becomes unable to accept nomination or election, it is intended that such proxies will be voted for the election, in his place, of any substituted nominee as management may recommend, and of the other nominees listed. The management, however, has no reason to believe that any nominee will be unable or unwilling to serve as a director. The directors so elected will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and have qualified.

                                                           FIRST          CLASS A        CLASS B
                                                      BECAME DIRECTOR      COMMON         COMMON
                                     OCCUPATION OR    OF PRESIDENTIAL   BENEFICIALLY   BENEFICIALLY   PERCENTAGE OF ALL
                                       PRINCIPAL          OR ITS         OWNED AND      OWNED AND     OUTSTANDING STOCK
                                       EMPLOYMENT       PREDECESSOR      PERCENTAGE     PERCENTAGE     (CLASS A AND B)
     NAME AND AGE OF DIRECTOR       FOR PAST 5 YEARS      COMPANY       OF CLASS(1)    OF CLASS(1)        COMBINED
     ------------------------       ----------------  ---------------   ------------   ------------   -----------------
Richard Brandt (73)...............  Chairman of the        1972              none          9,000*               *
                                    Board of
                                    Directors of
                                    Trans-Lux
                                    Corporation(2)
Mortimer M. Caplin (84)...........  Partner, Caplin        1984              none         74,866             (2.0)
                                    & Drysdale,                                             (2.3)
                                    Attorneys(3)

---------------
 *  Less than 1% of the class of stock

(1) These figures, based on information as of March 30, 2001, include 34,755 shares of Class B Common Stock of Presidential held by a private charitable foundation established by a Director, the beneficial ownership of which is disclaimed by the Director. Each of the owners of the shares set forth in the table has the sole voting and investment power over such shares except that such owner has no voting or investment power over shares the beneficial ownership of which is disclaimed.

(2) Trans-Lux Corporation is a manufacturer of stock tickers and electronic displays and its entertainment division operates motion picture theaters.

(3) Mr. Caplin is a director of Fairchild Corporation and Danaher Corporation.

PRINCIPAL HOLDERS OF SECURITIES

     As of March 30, 2001 the following persons owned beneficially the following amounts and percentages of the Class A and Class B Common Stock of Presidential:

                           CLASS A                          CLASS B                        PERCENTAGE OF ALL
                           COMMON                        PERCENTAGE OF    PERCENTAGE OF    OUTSTANDING STOCK
                            STOCK         PERCENTAGE     COMMON STOCK        CLASS B        (CLASS A AND B
                        BENEFICIALLY      OF CLASS A     BENEFICIALLY        COMMON          COMMON STOCK
         NAME               OWNED        COMMON STOCK        OWNED            STOCK            COMBINED)
         ----           -------------    ------------    -------------    -------------    -----------------
Pdl Partnership.......     198,735(1)       (41.5)             none            none               (5.3)
  180 South Broadway
  White Plains,
  NY 10605
The Trust Company of
  New Jersey..........        none           none           337,100(2)        (10.2)              (8.9)
  35 Journal Square
  Jersey City, NJ
  07306
Wilshire Oil Company
  of Texas............        none           none           191,100(3)         (5.8)              (5.1)
  921 Bergen Avenue
  11th Floor
  Jersey City, NJ
  07306
All officers and
  directors as a group
  (10 persons)........     227,252(4)       (47.5)          316,615(4)         (9.6)             (14.2)

---------------
(1) Such amount does not include 24,601 shares owned by certain partners of Pdl Partnership, including 4,762 shares owned by a partner as trustee, the beneficial ownership of which 4,762 shares is disclaimed.

    The partners of Pdl Partnership are Jeffrey Joseph, an officer and director of Presidential and a nominee for director, and Steven Baruch and Thomas Viertel, officers of Presidential.

(2) The Company has been informed by The Trust Company of New Jersey that it has sole voting and dispositive power with respect to 325,600 of such shares and shared voting and dispositive power with respect to 11,500 of such shares. This information is based upon Amendment number 11 dated February 12, 2001 to a Schedule 13G filed by The Trust Company of New Jersey.

(3) The Company has been informed by Wilshire Oil Company of Texas that it has sole voting and dispositive power with respect to 191,100 shares of Class B Common Stock. This information is based upon a Schedule 13D dated March 10, 1999 filed by Wilshire Oil Company of Texas.

(4) Such amount includes (i) 198,735 shares of Class A Common Stock owned by Pdl Partnership (see Note 1 above), (ii) 4,886 shares of Class A Common Stock and 27,781 shares of Class B Common Stock held in trust or in the names of wives, the beneficial ownership of which is disclaimed by the respective persons and (iii) options to purchase 60,000 shares of Class B Common Stock.

     Except as noted in the table, each of the owners of the shares set forth in the table has the sole voting and dispositive power over such shares except that such owner has no voting or dispositive power over shares the beneficial ownership of which is disclaimed.

     The Company's management knows of no other persons owning beneficially more than 5% of either the outstanding Class A Common Stock or the outstanding Class B Common Stock of the Company. A Schedule 13D dated December 26, 1989 was filed by Jack Harry Stewart of 9300 S.W. 90th Street, Miami, Florida reflecting the ownership of 70,700 shares of Class A common stock (14.7%). However, the Company has not received a more recent filing from Mr. Stewart and believes that Mr. Stewart no longer owns more than 5% of the Class A common stock.

     Neither Pdl Partnership nor its partners have any contract, arrangement, understanding or relationship (legal or otherwise) with respect to any securities of the Company, except as described below. 212,648 Class A Shares owned by Pdl Partnership or its partners are pledged to Robert E. Shapiro and Joseph Viertel, directors of the Company, as security for loans previously made in connection with the purchase of 134,334 Class A Shares by Pdl Partnership's predecessor in interest. The partners of Pdl Partnership have entered into an Agreement pursuant to which they have agreed among themselves that the Class A Shares owned by Pdl Partnership may (1) be voted by Pdl Partnership only by action of any two of them or (2) be sold by Pdl Partnership only with the approval of any two of them.

EXECUTIVE OFFICERS

     The following table sets forth information with respect to the executive officers of Presidential. Each officer has been elected for a period of one year and thereafter until his successor is elected, subject to the terms of the Employment Agreements described below.

                 NAME                   AGE                  POSITION WITH REGISTRANT
                 ----                   ---                  ------------------------
Jeffrey F. Joseph.....................  59     President and a Director
Thomas Viertel........................  59     Executive Vice President and Chief Financial Officer
Steven Baruch.........................  62     Executive Vice President
Elizabeth Delgado.....................  56     Treasurer
Roslyn Lacativa.......................  63     Secretary

     Mr. Joseph has been President of the Company since February, 1992 and a Director since April, 1993.

     Thomas Viertel has been an Executive Vice President of the Company since January, 1993 and its Chief Financial Officer since April of that year. Mr. Viertel is also the Chairman of the Board of Scorpio Entertainment, Inc., a privately owned company which produces theatrical enterprises. (See Certain Transactions below.)

     Mr. Baruch has been an Executive Vice President of the Company since January, 1993. Mr. Baruch is also the President of Scorpio Entertainment, Inc. (See Certain Transactions below.) Mr. Baruch also serves as a member of the Board of Directors of Trans-Lux Corporation, of which Richard Brandt, a director of Presidential Realty Corporation and a member of its Compensation Committee, is Chairman of the Board of Directors.

     Ms. Delgado has been Treasurer of the Company since 1986.

     Ms. Lacativa has been the Secretary of the Company since November, 1993.

     Thomas Viertel is the son of Joseph Viertel, a Director of Presidential and the nephew of Robert E. Shapiro, a Director of Presidential. Steven Baruch is the cousin of Robert E. Shapiro and Joseph Viertel.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table and discussion summarizes the compensation for the year ended December 31, 2000 of the Chief Executive Officer of the Company and of any other executive officer of the Company who served as such at December 31, 2000 and whose total annual compensation exceeded $100,000.

                                         SUMMARY COMPENSATION TABLE
                                            ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                        ----------------------------    --------------------------
                 (A)                    (B)                                   (E)            (G)
                                                  (C)         (D)        OTHER ANNUAL       STOCK
                                                 SALARY      BONUS      COMPENSATION(A)    OPTIONS
     NAME AND PRINCIPAL POSITION        YEAR      ($)         ($)             ($)            (#)
     ---------------------------        ----    --------    --------    ---------------    -------
Jeffrey F. Joseph.....................  2000    $268,361    $ 80,335           0                0
  President and Chief Executive
     Officer                            1999     262,584     157,735(1)        0           24,000
  and Director                          1998     258,449      57,880           0                0
Thomas Viertel........................  2000     180,331      60,252           0                0
  Executive Vice President and          1999     176,450      58,722           0           18,000
  Chief Financial Officer               1998     173,671      43,410           0                0
Steven Baruch.........................  2000     180,331      60,252           0                0
  Executive Vice President              1999     176,450      58,722           0           18,000
                                        1998     173,671      43,410           0                0
Elizabeth Delgado.....................  2000     101,634           0           0                0
  Treasurer                             1999      97,745      12,932           0                0
                                        1998      94,878           0           0                0

---------------
(A) Does not include perquisites or other personal benefits which in the aggregate do not exceed the lesser of (a) 10% of annual salary and bonus or
    (b) $50,000. The Company pays the premiums on life insurance policies on the lives of, and owned by, Jeffrey F. Joseph, Thomas Viertel and Steven Baruch. The annual premiums for each of years 2000, 1999, and 1998 were $12,750 for Mr. Joseph, $9,250 for Mr. Viertel and $10,500 for Mr. Baruch. These amounts are not included under Column (e) of the Summary Compensation Table because the aggregate perquisites and other personal benefits do not exceed the lesser of (a) 10% of annual salary and bonus or (b) $50,000.

(1) Includes 7,000 shares of Class B Common Stock valued at $49,438 at the time of grant.

     There were no grants of options or stock appreciation rights in the year ended December 31, 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                          (C)
                                                                       SECURITIES             (D)
                                                                       UNDERLYING           VALUE OF
                                                                       NUMBER OF          UNEXERCISED
                                                                      UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS             OPTIONS
                                                                        12/31/00          12/31/00(A)
                                             (A)          (B)       ----------------    ----------------
                                           SHARES        VALUE            (#)                 ($)
                                         ACQUIRED ON    REALIZED     EXERCISABLE(E)      EXERCISABLE(E)
NAME                                     EXERCISE(#)      ($)       UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                                     -----------    --------    ----------------    ----------------
Jeffrey F. Joseph......................       0            0           E - 24,000         E - ($1,500)
  President and Chief Executive
  Officer and Director
Thomas Viertel.........................       0            0           E - 18,000          E - (1,125)
  Executive Vice President and
  Chief Financial Officer
Steven Baruch..........................       0            0           E - 18,000          E - (1,125)
  Executive Vice President

---------------
(A) Based on the $6.375 per share exercise price of all options and the $6.3125 per share closing price on the American Stock Exchange on December 31, 2000.

     In connection with the exercise of stock options in 1999, the Company loaned $367,500 in the aggregate to Jeffrey Joseph ($147,000), Thomas Viertel ($110,250) and Steven Baruch ($110,250) to pay for the purchase price of the stock. The recourse notes, secured by the stock, bear interest at 8% per annum, payable quarterly, and the principal is due at maturity on November 30, 2004.

     The Employment Agreements for Messrs. Joseph, Viertel and Baruch provide that to the extent that any of the existing stock options held by those executives are either exercised or lapse, the Company will grant to the executive new options in the amount of the stock options that have either been exercised or have lapsed, which new options will have an exercise price equal to the closing price of the Class B common stock on the date that the new option is actually granted, will have a term of six years from the date such new option is granted and will be otherwise subject to the terms of the 1999 Stock Option Plan or any successor plan.

DEFINED BENEFIT PENSION PLAN

     The Company has a Defined Benefit Pension Plan which covers substantially all of its employees, including the officers listed in the Summary Compensation Table. Directors who are not employees of the Company are not eligible to participate in the Plan.

     The Plan is a non-contributory, tax qualified defined benefit plan which provides a monthly retirement benefit payable for a participant's lifetime in an amount equal to the sum of (i) 7.15% of an employee's average monthly compensation and (ii) .62% of such employee's average monthly compensation in excess of the average Social Security wage base, multiplied in each case by the employee's years of service commencing after December 31, 1993 (up to a maximum of 10 years). Average monthly compensation for these purposes is the employee's monthly compensation averaged over the five consecutive Plan years which produce the highest monthly average within the employee's last ten years of service. However, the amount of compensation taken into account under a tax qualified plan was limited to $170,000 per annum in 2000, which limit may be increased in future years for cost of living increases. Maximum benefits under the Plan are attainable after ten years of service commencing after December 31, 1993, and are payable at age 65. Mr. Joseph (59 years old), Mr. Viertel (59 years old) and Mr. Baruch (62 years old) all have seven years of service credited under the Plan.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Jeffrey F. Joseph, President of the Company, that extends through December 31, 2002 and provides for annual compensation of $277,295 for calendar year 2001. The employee may also become entitled to a bonus for each calendar year based on a formula relating to the Company's earnings, which bonus is limited to a maximum amount of 33 1/3% of his annual basic compensation for that year. The agreement also provides for retirement benefits commencing at age 65 in the annual amount of $29,000, subject to increases based on fifty percent of any increase in the cost of living subsequent to the first year of retirement.

     The Company also has employment agreements with Steven Baruch, Executive Vice President of the Company, and Thomas Viertel, Executive Vice President and Chief Financial Officer of the Company, that each extend to December 31, 2002 and provide for annual compensation of $186,335 for calendar year 2001. Mr. Baruch and Mr. Viertel may also become entitled to a bonus for each calendar year based on a formula relating to the Company's earnings, which bonus is limited to a maximum amount of 33 1/3% of the annual basic compensation for the year. Each of the agreements also provides for retirement benefits commencing at age 65 in the annual amount of $29,000, subject to increases based on fifty percent of any increase in the cost of living subsequent to the first year of retirement. The Company's employment agreements with Mr. Baruch and Mr. Viertel permit them to spend a reasonable amount of their time during normal business hours on matters related to Scorpio Entertainment, Inc., a company which is engaged in theatrical productions, so long as the time and effort for Scorpio Entertainment, Inc. does not conflict or interfere with the performance of their duties for the Company and they diligently perform their duties for the Company to the satisfaction of the Board of Directors. (See Certain Transactions below.)

     The Company also has an employment agreement with Elizabeth Delgado, the Company's Treasurer, that extends through December 31, 2001 and provides for annual compensation of $106,715 for calendar year 2001. The employment agreement provides for a retirement period that commences at age 65 with annual cash benefits during retirement equal to the sum of (a) 23.6% plus (b) 2.6% for each year of employment subsequent to December 31, 1994, up to a maximum of 60% of the average of the three highest annual salary rates paid during employment, provided that such annual benefits shall not exceed $50,046 per annum, and provided further that any payments to be made under the retirement provisions of the employment agreement shall be reduced dollar for dollar by any amounts payable to the employee as a participant under the Company's Defined Benefit Pension Plan. Annual cash retirement benefits payable by the Company to Ms. Delgado under such employment agreement cannot be less than $41,398, but could be higher depending upon future rates of compensation and the terms of any subsequent employment agreement.

     During the retirement periods under the above agreements, the employees will also be entitled to the continuation of certain life, group health and disability insurance benefits. None of the employment contracts described above provide death benefits for the recipients or for funding by Presidential of the anticipated retirement benefits.

COMPENSATION OF DIRECTORS

     The Company pays each Director (other than Jeffrey F. Joseph, who is the President of the Company, Robert E. Shapiro, who is the Chairman of the Board of Directors of the Company, and Joseph Viertel, who is the Chairman of the Executive Committee of the Board of Directors of the Company) $11,000 per annum, plus $1,500 for each meeting of the Board of Directors or Committee thereof attended and $625 for each meeting of the Audit Committee for the review of the Company's unaudited quarterly financial statements attended, plus reimbursement of expenses. A portion of the above described directors fees is paid by the issuance of 1,000 shares of the Company's Class B Common Stock to each Director. The Company ordinarily does not pay any other compensation to Directors for their services as Directors. However, in the year ended December 31, 2000 the Company paid $5,000 to Richard Brandt, $4,000 to Mortimer Caplin and $6,000 to Robert Feder for work done in 1999 as members of a special committee appointed by the Board of Directors to review a possible tender offer for the Company's stock. The transaction never materialized.

     Presidential also has employment agreements with two directors (who were executive officers of the Company prior to their retirement) providing for stipulated annual payments for life (plus continuation of life, group health and disability insurance benefits). The annual cash retirement benefits paid under these contracts in 2000 were as follows:

                                                                                 ANNUAL CASH RETIREMENT
                                                                              BENEFIT (SUBJECT TO INCREASE
             NAME AND AGE                   POSITION WITH PRESIDENTIAL               FOR INFLATION)
--------------------------------------  ----------------------------------    ----------------------------
Robert E. Shapiro (83)................  Director and Chairman of the Board              $168,707
                                        of Directors. Retired as President
                                        in 1992.
Joseph Viertel (85)...................  Director and Chairman of the                     152,484
                                        Executive Committee. Retired as
                                        President in 1987.

CERTAIN TRANSACTIONS

     Presidential currently has loans outstanding to certain affiliates of Ivy Properties, Ltd. (collectively "Ivy") as more fully described in the table set forth below. Ivy is owned by Thomas Viertel, Steven Baruch and Jeffrey Joseph (the "Ivy Principals"). Mr. Joseph is currently the President and a Director of Presidential and is a nominee for Director. Mr. Viertel is currently an Executive Vice President and the Chief Financial Officer of Presidential and is the son of Joseph Viertel, a Director of Presidential, and a nephew of Robert E. Shapiro, also a Director of Presidential. Steven Baruch is currently an Executive Vice President of Presidential and is a cousin of Robert E. Shapiro and Joseph Viertel.

     Pdl Partnership, a partnership which is wholly owned by the Ivy Principals, currently owns 198,735 shares of the Company's Class A Common Stock. As a result of the ownership of these shares by Pdl Partnership, together with the ownership of an aggregate of 24,601 additional shares of Class A Common Stock individually by the Ivy Principals, Pdl Partnership and the Ivy Principals have beneficial ownership of an aggregate of approximately 47% of the outstanding shares of Class A Common Stock of the Company, which class of stock is entitled to elect two-thirds of the Board of Directors of the Company. By reason of such beneficial ownership, the Ivy Principals are in a position substantially to control elections of the Board of Directors of the Company.

     The Board of Directors has adopted a resolution pursuant to which Presidential will not make any loan to Ivy nor enter into any other material transaction with Ivy unless such transaction is unanimously approved by the Directors of Presidential who are not otherwise affiliated with Presidential or Ivy (with no more than one abstention).

     The following table sets forth information with respect to all outstanding loans to Ivy at December 31, 1999 and December 31, 2000:

       ORIGINAL
         LOAN                                             BASIC
DATE   ADVANCED              DESCRIPTION              INTEREST RATE      12/31/00      12/31/99
----  ----------    ------------------------------    --------------    ----------    ----------
1981  $5,285,000    UTB Associates, a partnership     11.8 to 25.33%    $  408,316    $  468,243
                    in which Presidential owns a
                    66 2/3% interest, sold an apt.
                    property in New Haven, CT to
                    Ivy for long-term,
                    non-recourse purchase money
                    notes.
1984   4,305,500    Sale by Presidential to Ivy of        6.00%            884,355       908,343
                    50% interest in a partnership
                    which owns an apartment
                    complex in Alexandria, VA
                    (Overlook loan).(1)
1991     526,454    UTB End Loans: Purchase money        Various           130,594       158,183
                    notes on co-op apts. These
                    notes were transferred to
                    Presidential as part of the
                    Ivy settlement.
1991     155,084    Consolidated Loans: Replaced       Chase Prime          24,694        39,259
                    previously defaulted loans.(2)
                                                                        ----------    ----------
                    Total Loans                                          1,447,959     1,574,028
                    Less: Discounts                                        114,794       132,083
                    Deferred gain on Overlook loan                         884,355       908,343
                                                                        ----------    ----------
                    Net Carrying Value                                  $  448,810    $  533,612
                                                                        ==========    ==========

---------------
(1) The Overlook loan, which is a nonrecourse loan resulting from the sale by the Company to Ivy in 1984 of an apartment property, is secured by a second mortgage note (the "Collateral Security") with a face value of $934,355. All interest and principal collected by Ivy on the Collateral Security is paid to Presidential in reduction of current interest, previously deferred interest or principal.

(2) As part of the Settlement Agreement effectuated in November, 1991 between the Company and Ivy, certain of Presidential's outstanding nonrecourse loans to Ivy were modified and consolidated into two nonrecourse loans (collectively, the "Consolidated Loans") that were collateralized by substantially all of Ivy's then remaining business assets with respect to which Presidential either did not previously have any security interest or had a junior security interest (collectively, the "Consolidated Collateral"). The terms of the Settlement Agreement permit Ivy to use the proceeds of each sale of Consolidated Collateral to (1) pay existing indebtedness of Ivy to its bank and trade creditors and certain operating expenses and (2) create and fund specified reserves to provide for payment of future obligations and potential liabilities. At December 31, 2000, the Consolidated Loans had an outstanding principal balance of $4,794,744 and a net carrying value of $24,694. Presidential does not expect to recover any material amount on the Consolidated Loans in excess of their net carrying value.

     As part of the Settlement Agreement with Ivy, Presidential obtained an option to acquire Scorpio Entertainment, Inc., a company owned by the Ivy Principals to carry on theatrical productions ("Scorpio"). The option called for a $100,000 purchase price, to be paid by crediting it against amounts due to Presidential from the Ivy Principals under the Consolidated Loans. In 1996 Presidential and the Ivy Principals agreed to a modification of the Settlement Agreement to provide that the Ivy Principals will make payments on the Consolidated Loans in an amount equal to 25% of the operating cash flow (after provision for certain reserves) of Scorpio. This agreement, and Presidential's decision not to exercise its option to acquire the capital stock of Scorpio, was made pursuant to the unanimous determination of the members of the Board of Directors who are not affiliated with the Ivy Principals that such actions were in the best interests of Presidential. As a result of this modification, during 2000 Presidential received $14,565 of principal payments and $2,940 of interest from the Ivy Principals on the Consolidated Loans.

     As described under Renumeration of Executive Officers and Directors above, the Company made an aggregate of $367,500 of loans in 1999 to Jeffrey Joseph, Thomas Viertel and Steven Baruch in connection with their exercise of stock options.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Presidential has an Executive Committee, an Audit Committee, a Compensation and Pension Committee and an Unaffiliated Director Committee. The Board of Directors does not have a nominating committee.

     The members of the Executive Committee are Jeffrey F. Joseph, Robert E. Shapiro and Joseph Viertel. The function of the Executive Committee is to make general and specific recommendations to the Board of Directors with respect to matters to be considered by the Board. The Executive Committee meets monthly and from time to time as required by the business of Presidential.

     The members of the Audit Committee are Richard Brandt, Mortimer Caplin and Robert Feder. The function of the Audit Committee is to review the policies and procedures adopted by the Company and its independent public accountants with respect to the financial reporting by the Company. Each member of the Audit Committee is independent (as defined in Section 121A of the American Stock Exchange listing standards). The Board of Directors of the Company has adopted a written Charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee Report dated March 22, 2001 is attached as Exhibit B to this Proxy Statement. The Audit Committee held four meetings during the Company's last fiscal year.

     The members of the Compensation and Pension Committee are Richard Brandt, Mortimer Caplin and Robert Feder. The function of the Compensation and Pension Committee is to recommend guidelines and specific compensation levels to the Board of Directors of the Company for the executive officers of the Company. The Compensation and Pension Committee held one meeting during the Company's last fiscal year.

     The members of the Unaffiliated Director Committee are Richard Brandt, Mortimer Caplin and Robert Feder. The function of the Unaffiliated Director Committee is to review and vote upon any material transaction with Ivy Properties, Ltd. or any of its affiliates. The Company will not enter into any material transaction with Ivy or any affiliate of Ivy unless the members of the Unaffiliated Director Committee unanimously approve the transaction, with no more than one abstention. The Unaffiliated Director Committee did not hold any meetings during the Company's last fiscal year.

     The Board of Directors of the Company held four meetings during the Company's last fiscal year. All of the directors attended all of the meetings in 2000 of the Board of Directors and the committees of which they were members except that one director was not able to attend one of the quarterly meetings of the Audit Committee.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche, LLP, who, with their predecessor companies, have been the independent public accountants for Presidential and its predecessor companies since 1960, will have representatives present at the Annual Meeting of Stockholders who will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions. Deloitte & Touche, LLP has advised the Company that neither it nor, to the best of its knowledge, any of its members has any direct or material indirect financial interest in the Company nor has it had any connection during the past five years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee other than as independent auditors for the Company.

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $77,000.

     Deloitte did not provide the Company with any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2000 were $38,750, primarily for income tax return preparation and related consultants, and the audits of certain subsidiaries and property audits to fulfill SEC filing requirements of new acquisitions.

     The Audit Committee has determined that the aggregate fees billed to the Company by Deloitte for fiscal year 2000 for non-audit services has not affected Deloitte's independence.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the only proposals which the management intends to present at the meeting are those set forth in the Notice of the Annual Meeting of Stockholders. Management knows of no other matter which may come before the meeting, but if any other matters properly come before the meeting, it is intended that proxies in the accompanying forms will be voted thereon in accordance with the judgment of the person or persons voting the proxies.

               PROPOSALS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

     Shareholder proposals for the 2002 Annual Meeting of Stockholders must be received by the Secretary at the corporate offices of Presidential, 180 South Broadway, White Plains, New York 10605, no later than December 29, 2001 for inclusion in the Proxy Statement for the 2002 Annual Meeting of Stockholders.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying forms has been or will be borne by the Company. In addition to solicitation by mail, solicitations may be made by telephone calls by existing employees of the Company.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY OR PROXIES AND RETURN SAME IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

     A STOCKHOLDER EXECUTING AND RETURNING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY SUBMISSION OF ANOTHER PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND REQUESTING TO VOTE IN PERSON.

April 27, 2001

                                                                       EXHIBIT A

                        PRESIDENTIAL REALTY CORPORATION

                            AUDIT COMMITTEE CHARTER

     This charter shall be reviewed, updated and approved annually by the board of directors.

ROLE AND INDEPENDENCE

     The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the American Stock Exchange. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

     The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including arranging for the preparation of the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will to the extent reasonably necessary maintain liaison with the CEO, CFO and the lead independent audit partner.

RESPONSIBILITIES

     The audit committee's primary responsibilities include:

     - Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

     - Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

     - Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

     - Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the committee or any member thereof designated by the chairperson.

     - Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Company's internal controls.

     - Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     - Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

     - Any meetings to be held hereunder may be held by telephone conference call.

                                                                       EXHIBIT B

                        PRESIDENTIAL REALTY CORPORATION

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2000, the Committee met four times and discussed the interim financial information contained in each quarterly earnings announcement with the CFO, Treasurer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

                                          Richard Brandt, Chairman
                                          Mortimer Caplin
                                          Robert Feder

Date: March 22, 2001

PROXY


                                                                (CLASS A SHARES)


[PRESIDENTIAL REALTY CORPORATION LOGO]

                         PRESIDENTIAL REALTY CORPORATION
                180 SOUTH BROADWAY, WHITE PLAINS, NEW YORK 10605
                                MANAGEMENT PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints JEFFREY F. JOSEPH and THOMAS VIERTEL, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to appear and vote all of the shares of Class A stock standing in the name of the undersigned on April 24, 2001, at the Annual Meeting of Stockholders of Presidential Realty Corporation to be held at the Marriott Residence Inn, 5 Barker Avenue, White Plains, New York, on June 14, 2001 at 2:00 P.M., New York time, and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys to vote as designated below:



             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE



                            FOR all nominees                    WITHHOLD
                              listed below:                     AUTHORITY
                          (except as marked to          to vote for all nominees
                           the contrary below)                listed below
1.  ELECTION OF                   / /                              / /
    DIRECTORS

    NOMINEES:  ROBERT FEDER,
               JEFFREY F. JOSEPH,
               ROBERT E. SHAPIRO,
               JOSEPH VIERTEL

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


    ----------------------------------------------------------------------------



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.



                           MARK HERE IF YOU PLAN
                           TO ATTEND THE MEETING  / /


    The undersigned hereby acknowledges receipt of the Proxy Statement dated April 27, 2001

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature_____________ Signature if held jointly_____________ Dated:______, 2001

PROXY


                                                                (CLASS B SHARES)

[PRESIDENTIAL REALTY CORPORATION LOGO]

                         PRESIDENTIAL REALTY CORPORATION
                180 SOUTH BROADWAY, WHITE PLAINS, NEW YORK 10605
                                MANAGEMENT PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints JEFFREY F. JOSEPH and THOMAS VIERTEL, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to appear and vote all of the shares of Class B stock standing in the name of the undersigned on April 24, 2001, at the Annual Meeting of Stockholders of Presidential Realty Corporation to be held at the Marriott Residence Inn, 5 Barker Avenue, White Plains, New York, on June 14, 2001 at 2:00 P.M., New York time, and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys to vote as designated below:




             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE



                            FOR all nominees                    WITHHOLD
                              listed below:                     AUTHORITY
                          (except as marked to          to vote for all nominees
                           the contrary below)                listed below
1.  ELECTION OF                   / /                              / /
    DIRECTORS


    NOMINEES:  RICHARD BRANDT,
               MORTIMER M. CAPLIN

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


    ----------------------------------------------------------------------------


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                           MARK HERE IF YOU PLAN
                           TO ATTEND THE MEETING  / /



    The undersigned hereby acknowledges receipt of the Proxy Statement dated April 27, 2001

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature_____________ Signature if held jointly_____________ Dated:______, 2001